   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 1998
===============================================================================
                           SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [X] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                           -------------------------
                (Name of Registrant as Specified in Its Charter)

                              CENDANT CORPORATION
                           -------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------

     (4) Proposed maximum aggregate value of transactions:
                                                          ---------------------

     (5) Total fee paid.

------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     ------------------------------------------------------------------------

     (3) Filing Party:

     ------------------------------------------------------------------------

     (4) Date Filed:

     ------------------------------------------------------------------------

===============================================================================

              ARIZONA HEARING ON AIG-AMERICAN BANKERS MERGER
                  -- Put Off Due to Deficient Notice --


     STAMFORD, CT AND PARSIPPANY, NJ, March 9, 1998 -- The hearing convened on Friday, March 6 by the Arizona Office of Administrative Hearing on the merits of the Form A filing made by American International Group Inc.
(NYSE: AIG) will be continued to March 26th and March 27th, it was announced today by Cendant Corporation.

     The Administrative Law Judge for the proceeding issued the continuation because he found that the notice given to the Class B shareholders of Condeaux Life Insurance Company, a controlled subsidiary of American Bankers Insurance Group (NYSE: ABI), was deficient.

     Consistent with Cendant's position on the need for a continuation, the Administrative Law Judge ruled that Condeaux Life's Class B shareholders must be given proper notification of the continuation date, and be sent certain materials regarding the hearing, as well as AIG's Form A filing, so that shareholders possess the required information well in advance of the meeting.

     Cendant (NYSE: CD) is the world's premier provider of consumer and business services. With a market capitalization in excess of $30 billion, it ranks among the 100 largest U.S. corporations. Cendant operates in three principal segments: Membership, Travel and Real Estate Services. In Membership Services, Cendant provides access to travel, shopping, auto, dining, and other services through more than 66.5 million memberships worldwide. In Travel Services, Cendant is the leading franchisor of hotels and rental car agencies worldwide, the premier provider of vacation exchange services and the second largest fleet management company. In Real Estate Services, Cendant is the world's premier franchisor of residential real estate brokerage offices, a major provider of mortgage services to consumers and a global leader in corporate employee relocation. Headquartered in Stamford, CT and Parsippany, NJ, the Company has more than 35,000 employees, operates in over 100 countries and makes approximately 100 million customer contacts annually.


INVESTOR CONTACT:            MEDIA CONTACT:     OR:
Laura P. Hamilton            Elliot Bloom       Jim Fingeroth/Roanne Kulakoff
Senior Vice President        Vice President     Kekst and Company
Corporate Communications     Public Relations
and Investor Relations       (973)496-8414      (212)521-4800
(203)965-5114